Exhibit 99.1

HOUSEPLANS DIVISION ATTAINS 69% SALES GROWTH

Houseplans™ business driven by 21% organic growth and acquisition of globalHouseplans.com

NOVATO, Calif., February 14, 2006 - IMSI® (OTC BB: IMSI), a leading provider of house plans online and a leading developer and publisher of precision design, and consumer and business software solutions, today announced its financial results for the second fiscal quarter ended December 31, 2005. For the three months ended December 31, 2005, IMSI reported net income of $121,000, or ($0.00) per share on net revenues of $3.7 million. Net revenues increased by 69% in the Houseplans™ business and 7% overall, as compared to the previous fiscal year, reflecting primarily continued growth in the Houseplans™ business.

The following are highlights for the three months ended December 31, 2005:

•	Net income of $121,000.
•	Growth in Houseplans™ was 69 % and 114% for the three and six months, and 21% and 47% for the three and six months without the acquisition of globalHouseplans.com.
•	Houseplans™ gross margins improved to 64% from 54% as compared to the previous fiscal year.
•	International net revenue increased 48% driven by globalHouseplans.com.

Non GAAP Information
•	GAAP net income (loss) when adjusted for certain non-cash activity and taxes to “EBITDA” was a positive $603,000 for the quarter year.

“The Houseplans™ business acquired globalhouseplans.com in July and has met our expectations to date for the sale of stock house plans. We now have over 21,000 stock house plans, the largest collection of exceptional house plans online, selling on 3 major sites,” said Martin Wade III, Chief Executive Officer. “Our balance sheet continues to be strong $9.8 million in cash and cash equivalents and without any call upon our resources by our prospective partner AccessMedia under the joint operating agreement,” continued Mr. Wade. “We cannot include approximately $1.2 million in escrow from the sale of Allume in July but we have an expectation that these funds will eventually be released over the coming year according to the terms of the sale agreement. The sale of Smith Micro stock received in the Allume sale contributed a realized gain of $923,000 during the quarter, and this was over and above the initial sale price.”

IMSI will have an earnings call on Tuesday, February 14, 2006, at 4:00 p.m. Eastern Time (1:00 p.m. Pacific Time). The public may participate in this event by calling (877) 704-5386. Individuals are also invited to listen to the conference call, which will be broadcast live over the Internet beginning Tuesday, February 14, 2006, at 4:00 p.m. Eastern Time. To listen to the call live over the Internet, simply visit www.imsisoft.com and select the earnings call icon.

In addition to disclosing results determined in accordance with generally accepted accounting principles (GAAP), IMSI also discloses non-GAAP results of operations that exclude certain items. By disclosing this non-GAAP information, management intends to provide investors with additional information to further analyze the company’s performance, core results and underlying trends. Management utilizes a measure of net income on a non-GAAP basis that excludes certain charges to better assess operating performance.

Non-GAAP information is not determined using GAAP; therefore, the information is not necessarily comparable to other companies and should not be used to compare the company’s performance over different periods. Non-GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as measures of our profitability or liquidity. Users of this financial information should consider the types of events and transactions for which adjustments have been made. See the following table for a reconciliation of this non-GAAP amount to amounts reported under GAAP.

EBITDA Analysis
(In thousands)
	FY 2005		FY 2006
	Q1	Q2	Q1	Q2

Net (Loss) Income - the GAAP measure	($275)	$129	($1,952)	$122
Interest paid	70	55	123	21
Taxes	5	3	-	39
Depreciation & Amortization	262	303	356	422

EBITDA - Non-GAAP	$62	$490	($1,473)	$604

Notes on components of Net (Loss) Income related to transactions
Income from the sale of Discontinued Operations	285	159	0	0

Gain from the sale of Discontinued Operations	53	0	(843)	369

INTERNATIONAL MICROCOMPUTER SOFTWARE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)
	December 31, 2005	June 30, 2005
	Unaudited
ASSETS
Current assets:
Cash and cash equivalents	$9,849	$4,347
Trading securities	-	714
Receivables, less allowances for doubtful accounts, discounts and returns of $551 as of December 31, 2005 and $626 as of June 30, 2005.	1,384	773
Inventories, net	873	758
Receivables, other (related to discontinued operations)	-	2,000
Receivables, other	-	30
Other current assets	1,278	530
Assets related to discontinued operations	-	12,231
Total current assets	13,384	21,383

Fixed assets, net	340	377

Intangible assets
Capitalized software, net	322	494
Domain names and brands, net	1,960	1,574
Distribution rights and proprietary plans, net	773	170
Capitalized customer lists, agreements and relationships, net	1,327	326
Goodwill	3,678	2,090
Trademarks, net	19	1
Total intangible assets	8,079	4,655

Total assets	$21,803	$26,415

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Short-term debt	873	2,764
Trade accounts payable	1,364	2,245
Accrued and other liabilities	1,577	1,871
Deferred revenues	45	38
Liabilities related to discontinued operations	-	1,037
Total current liabilities	3,859	7,955

Long-term debt and other obligations	173	230
Total liabilities	4,032	8,185

Shareholders' equity
Common stock, no par value; 300,000,000 authorized; 29,845,877 Issued and outstanding as of December 31, 2005 and 28,796,886 issued and outstanding as of June 30, 2005	44,843	43,663
Accumulated deficit	(27,161)	(25,331)
Accumulated other comprehensive income (loss)	89	(102)
Total shareholders' equity	17,771	18,230

Total liabilities and shareholders' equity	$21,803	$26,415

INTERNATIONAL MICROCOMPUTER SOFTWARE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS and COMPREHENSIVE INCOME / (LOSS)

(In thousands, except per share amounts)
(Unaudited)
	Three months ended December 31,		Six months ended December 31,
	2005	2004	2005	2004
Net revenues	$3,719	$3,478	$7,684	$6,613
Product costs	1,328	1,122	2,783	2,143
Gross margin	2,391	2,356	4,901	4,470

Costs and expenses
Sales and marketing	1,658	1,538	3,189	2,888
General and administrative	1,329	982	2,754	1,841
Research and development	553	368	988	837
Total operating expenses	3,540	2,888	6,931	5,566

Operating loss	(1,149)	(532)	(2,030)	(1,096)

Other income (expense)
Interest and other, net	17	33	(52)	39
Realized / unrealized gain on securities	923	471	765	422
Loss before income tax	(209)	(28)	(1,317)	(635)

Income tax provision	(39)	(2)	(39)	(8)

Loss from continuing operations	(248)	(30)	(1,356)	(643)

Income from discontinued operations, net of income tax	-	159	-	444
Gain (loss) from the sale of discontinued operations, net of income tax	369	-	(474)	53
Net income (loss)	$121	$129	($1,830)	($146)

Other comprehensive income (loss)
Unrealized loss on restricted securities	(478)	-	-	-
Foreign currency translation adjustments	2	(24)	191	(34)
Comprehensive income (loss)	($355)	$105	($1,639)	($180)

Basic earnings (loss) per share:
Loss from continuing operations	($0.01)	$0.00	($0.05)	($0.02)
Income from discontinued operations, net of income tax	$0.00	$0.01	$0.00	$0.02
Gain (loss) from the sale of discontinued operations, net of income tax	$0.01	$0.00	($0.02)	$0.00
Net income (loss)	$0.00	$0.00	($0.06)	($0.01)
Diluted earnings (loss) per share:
Loss from continuing operations	($0.01)	$0.00	($0.05)	($0.02)
Income from discontinued operations, net of income tax	$0.00	$0.01	$0.00	$0.02
Gain (loss) from the sale of discontinued operations, net of income tax	$0.01	$0.00	($0.02)	$0.00
Net income (loss)	$0.00	$0.00	($0.06)	($0.01)

Shares used in computing basic earnings (loss) per share	29,821	27,196	29,755	27,605
Shares used in computing diluted earnings (loss) per share	31,831	29,885	29,755	27,605

INTERNATIONAL MICROCOMPUTER SOFTWARE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

Six months ended December 31, 2005
(In thousands, except share amounts)
(Unaudited)

	Common Stock
	Shares	Amount	Accumulated deficit	Accumulated other comprehensive income (loss)	Total
Balance at July 1, 2005	28,796,886	$43,663	($25,331)	($102)	$18,230

Issuance of common stock related to:
Stock options exercised	85,291	73			73
Warrants exercised	117,117	-			-
Acquisitions	826,583	1,021			1,021
Finder's fee related to acquisition	20,000	25			25

Issuance of stock options related to:
Consulting services rendered		21			21

Issuance of warrants related to:
Acquisitions		6			6
Procurement of short-term debt		68			68

Accrual of stock buy-back		(30)			(30)

Issuance of stock options		2			2

Variable accounting adjustment		(6)			(6)

Net loss			(1,830)		(1,830)

Foreign currency translation adjustment				191	191
Balance at December 31, 2005	29,845,877	$44,843	($27,161)	$89	$17,771

INTERNATIONAL MICROCOMPUTER SOFTWARE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)
(Unaudited)

	Six months ended December 31,
	2005	2004
Cash flows from operating activities:
Net cash provided by (used in) operating activities	($753)	$248
Cash flows from investing activities:
Proceeds from sale of discontinued operations	9,466	650
Proceeds from sale of product line	-	258
Acquisition of subsidiaries	(1,807)	(1,356)
Acquisition of software development, domain names and trademarks	-	(600)
Purchases of equipment and software	(29)	(163)
Transfer cash to escrow for Jupitermedia	-	(499)
Proceeds from the sale of marketable securities	1,524	1,780
Other	(8)	25
Cash provided by discontinued operations in investing activities	-	464
Net cash provided by investing activities	9,146	559
Cash flows from financing activities:
Proceeds from borrowings	850	400
Repayments of notes	(3,802)	(1,730)
Proceeds from warrants and options exercised	73	137
Cash provided by discontinued operations in financing activities	-	12
Net cash used in financing activities	(2,879)	(1,181)
Effect of exchange rate change on cash and cash equivalents	(12)	(34)
Net increase (decrease) in cash and cash equivalents	5,502	(408)
Cash and cash equivalents at beginning of period	4,347	3,212
Cash and cash equivalents at end of the period	$9,849	$2,804

	Six months ended December 31,
	2005	2004
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid	128	125

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Capital stock issued in conjunction with acquisitions	1,046	1,602
Warrants issued in conjunction with acquisitions	6	-
Notes payable incurred in conjunction with acquisitions	1,000	505
Warrants issued in conjunction with short-term debt	68	-

About IMSI
Founded in 1982, IMSI has established a tradition of providing the professional and home user with innovative technology and easy-to-use, high- quality software products at affordable prices. Anchored by IMSI's flagship product, TurboCAD® (www.turbocad.com), the company continues to be a leading developer and distributor of precision design and consumer software solutions. IMSI also owns and operates Houseplans™ (www.Houseplans.com), focused on expanding its network of Web properties to serve the rapidly growing market for the sale of stock house plans on-line and related home building services. More information about IMSI can be found at www.imsisoft.com.

When will a Proxy on the proposed IMSI - AccessMedia Transaction be available?
In connection with the merger of International Microcomputer Software, Inc. ("IMSI") and AccessMedia Networks, Inc. ("AccessMedia"), IMSI will file a proxy statement for IMSI's special stockholder meeting with the Securities and Exchange Commission. Investors and security holders are advised to read the proxy statement when it becomes available because it will contain important information about the proposed merger. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by IMSI with the Securities and Exchange Commission at the Securities and Exchange Commission's web site at http://www.sec.gov. Free copies of the proxy statement (when available) and other documents filed by IMSI with the Securities and Exchange Commission may also be obtained from IMSI by directing a request to Investor Relations at IMSI (telephone (415) 878-4000). IMSI and its directors and its executive officers may be deemed, under SEC rules, to be soliciting proxies from IMSI's stockholders in favor of the proposed merger. Information regarding the identity of these persons, and their interests in the solicitation, will be set forth in a Schedule 14A to be filed with the SEC, and will be available free of charge at the SEC website and public reference rooms, and from the IMSI corporate secretary.

Safe Harbor Statement
This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of various factors including the ability of the company to successfully commercialize its new technologies as well as risk factors set forth from time to time in the Form 10-KSB for the period ended June 30, 2005 and other company reports filed with the Securities and Exchange Commission. The company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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